LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	Know all by these presents, that the undersigned's hereby constitutes and appoints Kristen A. Johnson, Laurie Felleman, and Edward B. Whittemore as signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute for and on behalf of the undesigned, in the undersigned's capacity as an officer and/or director of Connecticut Water Service, Inc (the "Company"), application Form ID and Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) 	do and perform any and all acts for and on behalf of the underigned which may be necessary or desirable to complete and executive any such Form ID or Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisit, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to the intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation; hereby retifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the right and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signing writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this first day of October, 2013.


                                         /s/  Richard H. Forde
                                         Signature




STATE OF Connecticut

COUNTY OF Middlesex



	On this first day of October, 2013, Richard H. Forde personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.



                                         Laurie I. Felleman
                                         Notary Public

                                      My Commission Expires: March 31, 2018